Exhibit 99.1

GREENMAN
TECHNOLOGIES
www.greenman.biz
News Release
FOR IMMEDIATE RELEASE
Contacts:   Chuck Coppa, CFO or Lyle Jensen, CEO
     GreenMan Technologies, 800-526-0860

GreenMan Technologies Announces Strategic Divestiture of Its Tire Recycling Operations For Over $26 Million

- Company to Retire $13 Million Laurus Credit Facility and Realign Business Around Larger Market Opportunities in Recycled Products, Renewable Fuels, Alternative Energy and Other Green Technologies -

SAVAGE, Minnesota –September 15, 2008-- GreenMan Technologies, Inc. (OTCBB: GMTI), today announced that it has entered into an agreement with Liberty Tire Services of Ohio, LLC, a wholly-owned subsidiary of Liberty Tire Services, LLC to sell, subject to shareholder approval, substantially all assets of two wholly-owned subsidiaries, GreenMan Technologies of Minnesota, Inc. and GreenMan Technologies of Iowa, Inc. GreenMan expects the cash proceeds from the transaction will exceed $26 million and, subject to shareholder approval and the satisfaction of customary closing conditions, expects the transaction to close during the fourth quarter of 2008.

GreenMan intends to use approximately $19 million of the proceeds to retire certain transaction related obligations including approximately $13 million due its primary secured lender, Laurus Master Fund, Ltd under a June 2006 credit facility.  GreenMan expects the transaction will greatly enhance the Company’s financial position and its ability to secure future growth capital as needed. If the transaction is completed, GreenMan will have minimal long-term debt and more than $5 million of available cash as it moves forward with its two remaining subsidiaries, Welch Products, Inc. and its newest subsidiary announced last week, GreenMan Renewable Fuel and Alternative Energy, Inc. Concurrent with the closing of this transaction, Liberty and GreenMan will enter a strategic multi-year feedstock supply agreement that will ensure an adequate supply of crumb rubber to support Welch’s growth objectives.

The Boards of Directors of GreenMan and Liberty Tire Services, LLC have unanimously approved the transaction.

Lyle Jensen, GreenMan’s President and Chief Executive Officer stated, “One of our primary objectives since completing the successful turnaround of GreenMan and our return to profitability has been to explore strategic avenues that would enable us to retire a significant amount of long-term debt accumulated from prior unprofitable ventures.  The sale of our tire recycling business will not only provide us with adequate proceeds to completely repay Laurus, but will also provide us with substantial financial flexibility to invest in our future.”

Jeff Kendall, Chief Executive Officer of Liberty Tire Recycling said, “We are pleased to have the opportunity to acquire these two excellent operations whose people, products, and services will complement our other operations both in the upper Midwest and nationally”.

Continued…….

GreenMan Technologies, Inc. Press Release
September 15, 2008                                                                                                                       Page 2

Mr. Jensen further stated, “Our strategic acquisition of Welch Products, Inc. last October was a step toward realigning our business model around larger market opportunities that we saw in the development of recycled products and other green-based technologies. With the sale of our tire recycling business, GreenMan can now focus on expanding our Welch Products’ business model nationwide and look toward future strategic investment activities with the benefit of a healthy and unencumbered balance sheet. We look forward to capitalizing on the anticipated opportunities that will now be available to us due to our stronger financial position.”

Welch Products, Inc., headquartered in Carlisle, Iowa, has achieved approximately 100% revenue growth this year and has recently signed various state contracts demonstrating continued market penetration. Welch Products specializes in the design, product development, and manufacturing of environmentally responsible products using recycled materials made primarily from recycled rubber. The company’s patented products and processes currently include playground safety tiles, roadside anti-vegetation products, construction molds, and highway rubber spacer blocks. With its 2007 acquisition of Playtribe, Inc., Welch also created the National Playground Compliance Group (“NPCG”) which provides innovative playground & fitness equipment and turn-key installation.

GreenMan Renewable Fuel and Alternative Energy, Inc.’s primary objective is to pursue licenses, joint-ventures and long-term contracts focused on the commercialization of existing and late-stage development products and processes in green-based technologies including renewable fuels, alternative energy and recycled products.

Mr. Jensen added, “There has been significant global investment made over the past several years in the area of renewable energy and clean-tech technologies and we do not see this momentum slowing down. Our initial efforts to date have focused on rubber based opportunities such as tire gasification and alternative energy generation, but we have recently begun expanding our focus into several other non-rubber based sectors which we believe have large commercial market potential.” Mr. Jensen added, “We anticipate devoting increasing resources over the next fiscal year to exploring our heightened participation in this fast growing global initiative.”

In connection with the proposed sale of assets, GreenMan expects to file a preliminary proxy statement with the Securities and Exchange Commission (“SEC”) describing the pending transaction within the next 20 business days and will mail the final version to shareholders. Because this proxy statement and related documents will contain important information, GreenMan’s stockholders are urged to read these documents carefully, if and when they become available.  When filed with the SEC, the proxy statement and other documents (along with any other document and report filed by GreenMan with the SEC) will be available free of charge at the SEC’s website, www.sec.gov.  GreenMan stockholders will also be able to obtain the proxy statement and other documents free of charge by directing their request to: Charles Coppa, CFO, GreenMan Technologies, Inc., 12498 Wyoming Avenue South, Savage, Minnesota 55378.

Conference Call Scheduled for 11:00 A.M. Today

Please join us today, September 15, 2008 at 11:00 AM EDT for a conference call in which we will discuss the pending divestiture of our tire recycling operations. To participate, please call 1-877-719-9801 and enter pass code 8543977.  A replay of the conference call can be accessed until 11:50 PM on October 15, 2008 by calling 1-888-203-1112 and entering pass code 8543977.

About GreenMan Technologies

GreenMan Technologies pursues technological processes and unique marketing programs to transform recycled materials into renewable fuel, alternative energy, recycled feedstock, and innovative recycled products.  Over twelve million tires are collected and recycled annually into tire-derived fuel, tire-derived aggregate, and crumb rubber feedstock for playground, athletic track and field, and road surfacing.  Through GreenMan’s subsidiary, Welch Products, the company develops and markets branded products and services that provide schools and other political subdivisions viable solutions for safety, compliance, and accessibility. To learn more about all of the companies, please visit the following websites: www.welchproducts.com;  www.nssi-usa.com; www.playtribe.com

"Safe Harbor" Statement: Under the Private Securities Litigation Reform Act
With the exception of the historical information contained in this news release, the matters described herein contain “forward-looking” statements that involve risk and uncertainties that may individually or collectively impact the matters herein described, including but not limited to the possibility that we may not be able to secure the financing necessary to return to sustained profitability, our ability to successfully integrate our Welch Products acquisition and realize the anticipated benefits, the possibility that we may not realize the benefits of product acceptance, economic, competitive, governmental, seasonal, management, technological and/or other factors outside the control of the Company, which are detailed from time to time in the Company's SEC reports, including the Quarterly Report on Form 10-QSB for the fiscal period ended June 30, 2008.  The Company disclaims any intent or obligation to update these "forward-looking" statements.